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                                                                 Exhibit (h)(94)


                               INSIGHTONE AND PACE
                           DOMESTIC SERVICE AGREEMENT

     This Service Agreement ("Agreement") is entered into as of July 10, 2003, by and between UBS Financial Services Inc., a Delaware corporation ("UBS Financial Services"), One Group Dealer Services, Inc., a Delaware corporation ("Distributor") on its own behalf and on behalf of each of the registered investment companies listed on Exhibits A-1 and A-2 (such registered investment companies and the specific series or classes of shares listed in Exhibits A-1 and A-2 being referred to as the "Fund(s)") and Banc One Investment Advisors Corporation.

                                    RECITALS
                                    --------

     1. UBS Financial Services is the sponsor of two separate asset-based fee programs (the "PACE Program" and the "InsightOne Program"). References herein to "a Program" or "the Program" refer to the PACE Program and the InsightOne Program. Clients who participate in either the PACE Program or the InsightOne Program are referred to in this Agreement as "Program Clients";

     2. Program Clients may purchase the shares of certain proprietary and nonproprietary open-end management investment companies;

     3. Distributor is the principal underwriter and distributor for the Funds, each of which is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940 ("1940 Act"), and offers for sale shares of the Funds, which may include shares issued in separate series or classes;

     4. UBS Financial Services and Distributor each wish to allow Class A shares of the Funds ("Shares") to be sold to Program Clients through the PACE Program and/or the InsightOne Program at net asset value, subject to the terms and conditions of this Agreement; and

     5. UBS Financial Services and Distributor each wish to allow Shares that Program Clients have purchased outside the Programs, to be brought within a Program, subject to the terms and conditions of this Agreement.

     THEREFORE, in consideration of the foregoing and the mutual promises contained in this Agreement, the parties agree as follows:

1. Certain Defined Terms: As used in this Agreement, the term "Prospectus" means a Fund's current statutory prospectus and the term "Statement of Additional Information" or "SAI" means a Fund's current statement of additional information, whether in paper format or electronic format, each as included in the Fund's currently effective registration statement (or post-effective amendment thereto) filed with the SEC pursuant to the Securities Act of 1933 ("1933 Act"). The terms "Prospectus" and "SAI" include any information that the Fund files with the SEC under the 1933 Act as a supplement to such prospectus or statement of additional information, respectively. "Business Day" shall mean any day that the New York Stock Exchange is open for trading.

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2. Sale of Shares. (a) UBS Financial Services may, in its sole discretion, make available to Program Clients Shares of any or all of the Funds listed on Exhibit A-1 (with respect to the PACE Program) and Exhibit A-2 (with respect to the InsightOne Program). Distributor will offer Shares to Program Clients, as UBS Financial Services may request, subject to the right of the Distributor or the Funds to temporarily or permanently discontinue the general offering of shares of any of its Funds; provided, however, that the Distributor will provide UBS Financial Services with ten days advance written notification prior to discontinuing the offering of any Funds or shares offered through the Programs. UBS Financial Services will have the right to discontinue the use of any Funds in either Program at any time.

     (b) Distributor and each Fund agree that all transactions involving Shares that are effected pursuant to this Agreement will be made (i) without any initial sales charges, loads, transaction fees, contingent deferred sales loads, or any fee charged to exchange one Fund's Shares for Shares of another Fund, and
(ii) no minimum amount will be required to make an additional purchase or redemption of Shares (whether by direct investment or exchange). However, Program Clients will continue to be subject to the Funds' requirements regarding minimum initial investments; provided, however, that in no event will such requirements exceed a minimum investment of $2,500.

     (c) UBS Financial Services will not receive any discount, commission or other concession with respect to any such sales, but will be entitled to receive service fees as set forth in Section 5 hereof.

     (d) With regard to each transaction in Shares for, and any services provided to, a Program Client: (i) except as provided in Section 2(f) below, UBS Financial Services will act solely as agent for its client, and in no circumstances will UBS Financial Services be authorized by this Agreement to act as agent for Distributor or for any Fund; (ii) UBS Financial Services will initiate transactions only upon its client's order; (iii) Distributor will effect transactions only upon receiving instructions from UBS Financial Services as agent for its client; (iv) as between UBS Financial Services and its client, the client will have full beneficial ownership of all Shares; and (v) each transaction will be for the client's account and not for UBS Financial Services' own account.

     (e) UBS Financial Services agrees to make Shares available to its Program Clients only at their net asset value per share, as determined in accordance with the Fund's Prospectus and SAI. UBS Financial Services assumes no responsibility or liability for the determination of that net asset value or the total price.

     (f) Distributor, on behalf of each Fund, hereby appoints UBS Financial Services as each Fund's agent for the limited purpose of accepting orders of purchase and redemption by Program Clients and receipt by UBS Financial Services shall therefore constitute receipt by the Fund of such orders for purposes of determining the net asset value at which such orders will be executed.

     (g) UBS Financial Services and each Fund or its transfer, shareholder servicing and/or other agent has entered into a separate written agreement to facilitate the transmission of information regarding such accounts through the NETWORKING system of the National Securities Clearing Corporation ("NSCC") (that agreement and any exhibits thereto, the "NETWORKING

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Agreement"). The parties agree that each such account will be maintained through the NSCC's NETWORKING system at matrix level 3.

     (h) Unless required by a Fund's Prospectus or by any applicable federal or state law, rule, or regulation, certificates evidencing Shares will not be available, and any transaction in Shares will be effected and evidenced by book-entry on the records maintained by the Fund's transfer agent. If UBS Financial Services clients submit Share certificates for transfer into Program accounts, UBS Financial Services will deposit such certificates, properly endorsed, with the Fund or its agent in accordance with the NETWORKING Agreement, applicable NSCC rules and procedures, and any other procedures that the parties may agree upon from time to time.

     (i) Except as specifically set forth herein, nothing in this Agreement will be deemed or construed to make UBS Financial Services a partner, employee, representative, or agent of Distributor or any Fund or to create a partnership, joint venture, syndicate, or association between or among said parties. Neither this Agreement nor the performance of the services of the parties hereunder will be considered to constitute an exclusive arrangement by either party.

     (j) Distributor understands and agrees that UBS Financial Services may offer the Shares pursuant to this Agreement to Program Client through certain affiliates and subsidiaries, provided that UBS Financial Services shall be responsible for and obligated by the actions of any such affiliates or subsidiaries as if they were the actions of UBS Financial Services itself.

     (k) Distributor agrees to update Exhibit A-1 and A-2 as necessary from time to time, and to notify UBS Financial Services at least 45 days in advance of the offering of a new Fund and/or new share class to be covered by this Agreement. Distributor further acknowledges and agrees that it may not market or introduce such new Funds or share classes to UBS Financial Services Financial Advisors (or those of its affiliates covered hereunder) for recommendation to our Program Clients until such time as UBS Financial Services approves (in writing) the new Fund and/or share class for distribution through its system. This restriction applies in all instances and includes Funds and/or shares designed specifically for retirement plans or other specific client segment.

3. Program Clients. (a) UBS Financial Services and Distributor agree that only clients of UBS Financial Services, its subsidiaries and affiliates covered hereunder, who participate in the Programs may be offered Shares at net asset value pursuant to this Agreement. Distributor agrees to notify UBS Financial Services promptly of any change to any Fund's Prospectus or SAI that changes the requirements for offering the Shares to Program Clients at net asset value.

     (b) UBS Financial Services will maintain through the NSCC's NETWORKING system at matrix level 3 with the Fund's transfer agent separate accounts for each Program Client who purchases Shares pursuant to this Agreement.

4. Services to be Provided by UBS Financial Services. Pursuant to this Agreement, UBS Financial Services will render or cause to be rendered ongoing services to, and maintenance of shareholder accounts for Program Clients who hold Shares. These services may include but are not limited to:

     (a) providing Program Clients with Fund Prospectuses, SAIs, educational publications and other Fund information;

     (b) processing telephonic, mail and in-person inquiries regarding the Funds;

     (c) researching and providing historical activity information about Shares for periods prior to client's entry into Program;

     (d)  coordinating   bank-to-bank   wire   transfers  in   connection   with
          transactions in Shares, on transfers for which no separate fee is charged to Program Clients; and

     (e) providing such other assistance and support to Program Clients as the parties may agree upon from time to time.

In no event shall such services include investment advice.

5. Compensation. (a) As compensation for providing the services described in
Section 4 hereof, Distributor will pay UBS Financial Services, with respect to both the PACE Program and the InsightOne Program, a service fee which will be calculated and accrued as .30% per annum of the value of the average monthly assets in each respective Program that are invested in each Fund, to be computed and paid on a monthly basis. The compensation shall consist of a Rule 12b-1 fee of .25% per annum payable by Distributor and a .05% fee payable by Banc One Investment Advisors Corporation out of its bona fide profits.

     (b) Distributor may, in its sole discretion, reduce the amount of, or terminate entirely, Rule 12b-1 Fee payments. In addition, Rule 12b-1 Fees may be reduced or eliminated at any time if the Shareholder Services Plans under which the fees are paid are materially amended or terminated either by the Board of Trustees of the Funds or by vote of a majority of the outstanding shares of a Fund.

     (c) For any communication to Fund shareholders that UBS Financial Services makes on behalf of Distributor pursuant to this Agreement, Distributor will provide UBS Financial Services with copies of the communications in amounts as UBS Financial Services may reasonably request and Distributor will reimburse UBS Financial Services for all reasonable out-of-pocket expenses that UBS Financial Services incurs in mailing such shareholder communications, including the cost of any mailing agent. In addition, Distributor will reimburse UBS Financial Services for any reasonable out-of-pocket costs it incurs to receive, tabulate and transmit proxies.

     (c) Upon execution of an amendment pursuant to Section 11 of this Agreement, the parties may change or discontinue any fee schedule or agree on a revised schedule. With respect to services provided after the effective date of any change in or discontinuance of a fee schedule, any fees will be allowable or payable to UBS Financial Services only in accordance with such change, discontinuance, or termination. Services provided before the effective date of any such change, discontinuance, or termination will be subject to the fee schedule that was in effect at the time the services were provided.

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6. Information Relating to the Funds. (a) No person is authorized to make any representations concerning shares of a Fund that are inconsistent with the Fund's currently effective registration statement, including exhibits thereto, or in the offering documents, sales literature, and marketing materials described in Section 6(b) below. UBS Financial Services assumes no responsibility or liability for the representations contained in such registration statement or other materials.

     (b) UBS Financial Services will furnish, or cause to be furnished, to Distributor or its designee any offering documents, sales literature, and marketing materials (including materials disseminated through radio, television, or other electronic media) in which Distributor, any Fund, its investment adviser or subadviser is named, except that UBS Financial Services may use advertising, promotional, and other written materials relating to the availability of Shares through the Programs if that material refers to the Funds or the Distributor only insofar as it includes the names of particular Funds and indicates that they are available to Program Clients or indicates generally that UBS Financial Services makes available to its clients certain funds distributed by Distributor.

     (c) UBS Financial Services will furnish or cause to be furnished to Distributor sales material required to be furnished pursuant to Section 6(b) of this Agreement at least five Business Days prior to use, except that if an item of sales material has already been reviewed by Distributor and then is revised solely with respect to statistical data relating to the Funds, UBS Financial Services will furnish that material or cause it to be furnished to Distributor at least three days prior to use.

     (d) No sales material that must be submitted to Distributor or its designee under this Section 6 shall be used if the Distributor or its designee objects to such use within five Business Days after receipt of such material (or, with respect to previously reviewed material that is being revised solely with respect to statistical data on the Funds, within three Business Days), provided however, that such consent shall not be unreasonably withheld. Advertising and promotional materials for the Programs also may refer generally to the availability of Shares at net asset value, "no load," or "load waived;" provided that such materials also reflect that Program Clients will be charged an account management fee in connection with their participation in either Program.

     (e) UBS Financial Services will act solely as your agent in providing the services under this Agreement. In no event will UBS Financial Services act in a principal capacity or as a principal underwriter to the Funds as defined in the Investment Company Act. In acting as your agent, UBS Financial Services will rely solely and conclusively on the representations contained in the Prospectus and SAI for each Fund, as well as any other written marketing or other materials you provide. You acknowledge that you or the Funds or any of their affiliates may provide information about the Funds to third-party mutual fund information vendors, such as CDA Investment Technologies, Inc. or Lipper Analytical Services, Inc. (the "Information Vendors"). You will review for completeness and accuracy any and all such information provided to the Information Vendors. UBS Financial Services assumes no responsibility for information about the Funds available through these Information Vendors.

7. Compliance with Registration Requirements. Distributor hereby represents and warrants that each Fund's Shares have been registered or qualified for sale under the federal securities laws and that appropriate notice filings or other qualifications have been made under the securities laws of those states and jurisdictions in which Distributor or the Fund has advised UBS Financial

Services that such Shares may be offered and sold, and that each Fund's registration statement complies in all material respects with applicable regulatory and disclosure requirements. Absent written notice to the contrary, UBS Financial Services will assume that shares of each Fund are registered in every state and jurisdiction that requires registration prior to sale. Distributor agrees to comply with the Understanding Regarding the Accuracy, Completeness and Circumstances of Providing Written Materials, attached hereto as Exhibit B, and hereby makes the representations, warranties, and covenants set forth therein which shall be deemed to continue throughout the term of this Agreement.

8. Intentionally omitted.

9. Authorization. (a) Distributor represents and warrants to UBS Financial Services that the person executing this Agreement on behalf of Distributor is duly authorized to execute and deliver this Agreement on behalf of Distributor.

     (b) Distributor represents and warrants to UBS Financial Services that the person executing this Agreement is duly authorized to execute and deliver this Agreement.

     (c) UBS Financial Services represents and warrants that it and the persons executing this Agreement on its behalf are duly authorized to execute and deliver this Agreement on behalf of UBS Financial Services.

10. Indemnification. (a) Distributor will indemnify and hold harmless UBS Financial Services, each director, officer, employee, and agent of UBS Financial Services, and each person who is or may be deemed to be controlling, controlled by or under common control with UBS Financial Services from and against any and all direct and indirect claims, damages, losses, liabilities, or expenses (including the reasonable costs of investigation and reasonable attorney's fees) resulting from (i) the willful misconduct or negligence, as measured by industry standards, of Distributor, its agents and employees, in the performance of, or failure to perform, its obligations under this Agreement; provided, however, that Distributor will not be liable for indemnification under this subparagraph
(i) to the extent that any claim, damage, loss, liability, or expense results from the willful misconduct or negligence, as measured by industry standards, of UBS Financial Services or its affiliates; (ii) any violation of any law, rule, or regulation relating to the registration or qualification of shares of a Fund, except to the extent such violation results from the willful misconduct or negligence, as measured by industry standards, of UBS Financial Services; (iii) any untrue statement, or alleged untrue statement, of a material fact contained in any Fund's registration statement or any offering documents, sales literature, or marketing materials that Distributor, a Fund or any of their affiliates provide to UBS Financial Services or to CDA, or any omission, or alleged omission, to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iv) any breach or violation of the representations, warranties, or covenants set forth in Exhibit B hereto. Such right of indemnification will survive the termination of this Agreement.

     (b) UBS Financial Services will indemnify and hold harmless Distributor and each director, officer, employee, and agent of Distributor and each person who is or may be deemed to be controlling, controlled by or under common control with Distributor, from and against any and all direct and indirect claims, damages, losses, liabilities, or expenses (including the reasonable costs of investigation and reasonable attorney's fees) resulting from (i) the willful misconduct or negligence, as measured by industry standards, of UBS Financial Services, its agents and employees, in the performance of, or failure to perform, its obligations under this Agreement, or (ii) any untrue statement, or alleged untrue statement, of a material fact contained in offering documents, sales literature, or marketing materials that UBS Financial Services or any of its affiliates produces and provides to Program Clients who are Fund shareholders, or any omission, or alleged omission, to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that UBS Financial Services will not be liable for indemnification hereunder to the extent that any claim, damage, loss, liability, or expense results from the willful misconduct or negligence, as measured by industry standards, of Distributor or its affiliates. This right of indemnification will survive the termination of this Agreement.

     (c) If any action, suit, or proceeding is initiated against any party indemnified hereunder ("Indemnified Party") with respect to which such party intends to seek indemnification, the Indemnified Party will notify the other party ("Indemnifying Party") of such action, suit, or proceeding promptly after service of the summons or other first legal process. Such notice will be given by a means of prompt delivery that provides confirmation of receipt to the address detailed below under Section 14. The failure of the Indemnified Party so to notify the Indemnifying Party will relieve the Indemnifying Party of its indemnity obligation with respect to that action, suit, or proceeding to the extent that such omission results in the forfeiture of substantive rights or defenses by the Indemnifying Party; failure to give prompt notice will not relieve the Indemnifying Party of any liability that it otherwise may have to the Indemnified Party. The Indemnifying Party will be entitled to assume the defense of such action, suit, or proceeding. If the Indemnifying Party elects to assume the defense thereof and retains counsel, the Indemnified Party will bear the fees and expenses of any additional counsel retained by it, unless (1) the employment of counsel by the Indemnified Party has been authorized in writing by the Indemnifying Party, (2) the Indemnified Party has reasonably concluded that there may be legal defenses available to it or other Indemnified Parties that are different from, or in addition to those available to the Indemnifying Party (in which case the Indemnifying Party will not have the right to direct the defense of such action on behalf of the Indemnified Party) or (3) the Indemnifying Party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees and expenses of counsel will be at the expense of the Indemnifying Party or Parties. All such fees and expenses will be reimbursed promptly as they are incurred. An Indemnifying Party will not be liable for any settlement of any action or claim effected without its written consent, or, in connection with any proceeding or related proceeding in the same jurisdiction, for the fees and expenses of more than one separate counsel for all indemnified parties, except to the extent provided herein. The Indemnifying Party will keep the Indemnified Party informed of all material developments and events relating to such action, suit, or proceeding. If the Indemnifying Party does not elect to assume the defense, the Indemnifying Party will reimburse the Indemnified Party for the reasonable fees and expenses of any counsel retained by it, which fees and expenses will be payable to the Indemnified Party at such intervals as the parties may determine or upon the Indemnifying Party's receipt of a bill related thereto.

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     (d) In no case shall the indemnification provided in this Section 10 be available to protect any person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its or his obligations or duties hereunder, or by reason of its or his reckless disregard of its or his obligations and duties hereunder.

11. Amendments. This Agreement may be amended only by an instrument in writing signed by each party.

12. Duration and Termination of Agreement. (a) This Agreement will continue in effect unless terminated as provided herein. A party may terminate this Agreement without cause by giving the other party sixty (60) days' written notice of its intention to terminate. The termination of this Agreement with respect to either the PACE Program or the InsightOne Program will not cause its termination with respect to the other Program. The termination of this Agreement with respect to any given Fund will not cause its termination with respect to any other Fund.

     (b) In the event that (i) an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970 is filed against a party; (ii) a party files a petition in bankruptcy or a petition seeking similar relief under any bankruptcy, insolvency, or similar law, or a proceeding is commenced against a party seeking such relief; (iii) a party is found by the SEC, the National Association of Securities Dealers ("NASD"), or any other federal or state regulatory agency or authority to have violated any applicable federal or state law, rule, or regulation arising out of its activities in connection with this Agreement; or (iv) a Fund rescinds or removes any authority or approval necessary for Distributor to enter into this Agreement, this Agreement will terminate effective immediately upon notice of termination by the other party. Each party agrees to notify the other promptly in the event of any such filing, finding of violation, or other action under this subparagraph.

     (c) The failure of a party to terminate this Agreement for a particular cause will not constitute a waiver of the right to terminate this Agreement at a later date for the same or another cause; provided, however, that any termination for an event specified in Section 12(b) above must occur within 120 days of the date on which the terminating party receives notice of the applicable filing or finding of violation.

     (d) After the date of termination of this Agreement (the "Termination Date"), the compensation described in Section 5 hereof will continue to be due with respect to any Shares held by UBS Financial Services clients pursuant to a Program on the Termination Date for so long as (i) such shares are held in a Program account, (ii) UBS Financial Services continues to provide the services described in Section 4 hereof (other than services relating to shares purchased after the Termination Date) and (iii) the Distributor continues to receive Rule 12b-1 Fees under Shareholder Services Plans adopted by the Funds. UBS Financial Services agrees that, in the event of termination of the Agreement as provided in this Section 12, it shall provide Distributor with such reports and certificates as Distributor may reasonably request as necessary to determine that the continued payment of compensation has been calculated in accordance with this Agreement.

     (e) If UBS Financial Services permits a client that withdraws from a Program to move Shares held in a Program to a different UBS Financial Services advisory program or UBS Financial Services brokerage account, the payment of compensation by the Distributor to UBS Financial Services with respect to such shares in a brokerage account shall be governed by the general dealer agreement between Distributor and UBS Financial Services or, in the case of an advisory program, by the agreement between Distributor and UBS Financial Services that relates to that advisory program.

13. Arbitration. In the event of a dispute with respect to this Agreement that the parties are unable to resolve themselves, such dispute will be settled by arbitration before arbitrators sitting in the Borough of Manhattan, New York, New York in accordance with the then existing NASD Code of Arbitration Procedure ("NASD Code"). The arbitrators will act by majority decision, and their award may allocate attorneys' fees and arbitration costs between the parties. Their award will be final and binding between the parties, and such award may be entered as a judgment in any court of competent jurisdiction. The parties agree that, to the extent permitted by the NASD Code, the arbitrators will be selected from the securities industry.

14. Notices. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given under this Agreement will be given in writing and delivered by personal service, by postage prepaid mail -- return receipt requested, or by facsimile machine or a similar means of same day delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices to UBS Financial Services will be given or sent to UBS Financial Services at its offices at 1000 Harbor Blvd., Weehawken, NJ 07086, Attention: Non-Proprietary Mutual Funds Department-- Vendor Contracts Dept., fax number ____________ with a copy to UBS Financial Services Inc.; Legal

Department 1200 Harbor Blvd, 10th Floor, Weehawken, NJ 07086. Attn.: Retail Products Group - Non Proprietary Mutual Funds, fax number ___________. All notices to Distributor will be given or sent to:

                    One Group Dealer Services, Inc
                    1111 Polaris Parkway, Columbus, OH 43271-1235
                    Attn: Chief Operating Officer
                    Fax number: 614-213-6324

Each party may change the address to which notices will be sent by giving notice to the other party in accordance with this Section 14.

15. Confidentiality of Customer Information. (a) Each party to this Agreement shall safeguard and hold confidential from disclosure to unauthorized parties all "Confidential Information" of the other party. For purposes of this Section, the term "Confidential Information" shall mean any and all information which is in any way connected with, derived from or related to the business of a party, including without limitation, any business and financial records, any retail or institutional customer information, computer programs, technical data, investment information, lists, compilations, compositions, programs, plans, devices, descriptions, drawings, methods, techniques, processes, designs, theories concepts or ideas, and any information relating to the pricing or marketing policies, suppliers or customers of a party.

     (b) Confidential Information shall not include information to the extent such information is (i) already known to the receiving party free of any restriction at the time obtained, including information in the public domain;
(ii) subsequently learned from an independent third party free of restriction;
(iii) known through no wrongful act of either party; or (iv) independently developed by one party without reference to information which is confidential.

     (c) For purposes of this Section, only the officers, directors, and employees of Distributor and those of UBS Financial Services, including their respective accountants, auditors, and attorneys, shall be authorized parties, provided those individuals have a "need to know" the Confidential Information that is consistent with their respective positions and legal obligations and responsibilities. Before disclosing any Confidential Information, an authorized individual will be advised that such information must be kept confidential. In the event that one party (the "Disclosing Party") is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the Confidential Information to an unauthorized party, the Disclosing Party shall provide the other Party (the "Non-Disclosing Party") with prompt notice of any such request or requirement so that the Non-Disclosing Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Non-Disclosing Party, the Disclosing Party is nonetheless, in the opinion of counsel, required to disclose Confidential Information, the Disclosing Party may, without liability hereunder, disclose only that portion of the Confidential Information which such counsel advises the Disclosing Party is required to be disclosed, provided that the Disclosing Party attempt to preserve the confidentiality of the Confidential Information, including, without limitation, by cooperating with the Non-Disclosing Party, at the Non-Disclosing Party's expense, to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

     (d) Each party further acknowledges and agrees that, in the event of a breach by it of the provisions of this Section, the other party will suffer irreparable harm and damages and, accordingly, shall be entitled to seek injunctive or other equitable relief in a court of competent jurisdiction. The provisions of this Section shall survive any termination of this Agreement.

     (e) All information, including "nonpublic personal information" as that term is defined in Regulation S-P, relating to customers of the Distributor and UBS Financial Services are and shall remain the sole property of the Distributor and UBS Financial Services and shall not be disclosed to or used by the Distributor and UBS Financial Services, or their affiliates for any purpose except in the performance of their respective duties and responsibilities under this Agreement and except for servicing and informational mailings relating to the Funds or as permitted by Rule 15 of Regulation S-P. Without limiting the generality of the foregoing, each party agrees to comply with the other party's then-current Privacy Policies, as the same may be amended from time to time, with respect to customer information. Each party agrees upon request to provide the other party with a copy of the most current Privacy Policies, or any changes thereto, at the same time that such Privacy Policies or changes are disseminated to the public.

16. Miscellaneous. (a) This Agreement will be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of choice of laws.

     (b) If any provision of this Agreement is held or made invalid by a court or regulatory agency decision, statute, rule or otherwise, the remainder of the Agreement will continue to be valid and enforceable.

     (c) The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions of the Agreement or otherwise affect their meaning or interpretation.

     (d) UBS Financial Services will comply with all applicable laws and regulations aimed at preventing, detecting, and reporting money laundering and suspicious transactions and will take all necessary and appropriate steps, consistent with applicable regulations and generally accepted industry practices, to (i) obtain, verify, and retain information with regard to investor identification and (ii) to maintain records of all investor transactions. UBS Financial Services will (but only to the extent consistent with applicable law) take all steps necessary and appropriate to provide the Funds and Distributor with any requested information about investors and accounts in the event that the Funds and/or Distributor shall request such information due to an inquiry or investigation by any law enforcement, regulatory, or administrative authority.

IN WITNESS WHEREOF, this Agreement has been executed as of the date set forth above by a duly authorized representative of the parties hereto:

(please print or type)

One Group Dealer Services, Inc. (insert name of Distributor)


By:  /s/ Robert L. Young
    ---------------------------------
Name: Robert L. Young

Title: Vice President


BANC ONE INVESTMENT ADVISORS
CORPORATION


By:  /s/ Mark A. Beeson
    ---------------------------------
Name: Mark A. Beeson

Title: Senior Managing Director

UBS FINANCIAL SERVICES INC.               UBS FINANCIAL SERVICES INC.


By:                                       By:
    ---------------------------------         ----------------------------------
Name:                                     Name:

Title:                                    Title:

                           EXHIBIT A-1 - PACE Program

Distributor is the principal underwriter and distributor for each of the following Funds that are subject to the Agreement:

One Group(R) Mutual Funds

                                                  State
          FUND                     Class A   Qualification *
          ----                     -------   ---------------

1.  Small Cap Growth                  X                 All
------------------------------------------------------------
2.  Small Cap Value                   X                 All
------------------------------------------------------------
3.  Mid Cap Growth                    X                 All
------------------------------------------------------------
4.  Mid Cap Value                     X                 All
------------------------------------------------------------
5.  Diversified Mid Cap               X                 All
------------------------------------------------------------
6.  Large Cap Growth                  X                 All
------------------------------------------------------------
7.  Large Cap Value                   X                 All
------------------------------------------------------------
8.  Equity Income                     X                 All
------------------------------------------------------------
9.  Diversified Equity                X                 All
------------------------------------------------------------
10. Balanced                          X                 All
------------------------------------------------------------
11. Equity Index                      X                 All
------------------------------------------------------------
12. Market Expansion Index            X                 All
------------------------------------------------------------
13. International Equity Index        X                 All
------------------------------------------------------------
14. Diversified International         X                 All
------------------------------------------------------------
15. Health Sciences                   X                 All
------------------------------------------------------------
16. Ultra Short-Term Bond             X                 All
------------------------------------------------------------
17. Short-Term Bond                   X                 All
------------------------------------------------------------
18. Intermediate Bond                 X                 All
------------------------------------------------------------
19. Bond                              X                 All
------------------------------------------------------------
20. Income Bond                       X                 All
------------------------------------------------------------
21. Government Bond                   X                 All
------------------------------------------------------------
22. Treasury & Agency                 X                 All
------------------------------------------------------------
23. High Yield Bond                   X                 All
------------------------------------------------------------
24. Short-Term Municipal Bond         X                 All
------------------------------------------------------------
25. Intermediate Tax-Free Bond        X                 All
------------------------------------------------------------
26. Tax-Free Bond                     X                 All
------------------------------------------------------------
27. Municipal Income                  X                 All
------------------------------------------------------------
28. Arizona Municipal Bond            X              Note 1
------------------------------------------------------------
29. Kentucky Municipal Bond           X              Note 2
------------------------------------------------------------
30. Louisiana Municipal Bond          X              Note 3
------------------------------------------------------------
31. Michigan Municipal Bond           X       All except DC
------------------------------------------------------------
32. Ohio Municipal Bond               X              Note 4
------------------------------------------------------------
33. West Virginia Municipal Bond      X              Note 5
------------------------------------------------------------
34. Investor Growth                   X                 All
------------------------------------------------------------
35. Investor Growth & Income          X                 All
------------------------------------------------------------
36. Investor Balanced                 X                 All
------------------------------------------------------------
37. Investor Conservative Growth      X                 All
------------------------------------------------------------
38. Technology                        X                 All
------------------------------------------------------------

* All = All 50 states plus Washington, D.C. and Puerto Rico

* State Qualification Notes

---------------------------------------------------------------------------------------------------
                                    Class A
---------------------------------------------------------------------------------------------------
Note 1   Arizona Municipal Bond     AZ, CA, CO, FL, IL, KY, LA, MA, MN, MT, NC, NE, NH, NJ, NM, NV,
                                    NY, OH, OK, OR, TX, UT, WI
---------------------------------------------------------------------------------------------------
Note 2   Kentucky Municipal Bond    AL, FL, GA, HI, IN, KY, LA, MA, MD, MO, MS, MT, NE, NH, NJ, NM,
                                    NY, OH, OK, OR, PA, TX, UT, WV, WY
---------------------------------------------------------------------------------------------------
Note 3   Louisiana Municipal Bond   AL, AR, AZ, CA, FL, GA, HI, IN, KY, LA, MA, MS, MT, NE, NH, NJ,
                                    NY, OH, OK, OR, PA, TN, TX, UT, VA, WV
---------------------------------------------------------------------------------------------------
Note 4   Ohio Municipal Bond        AL, CA, CO, FL, GA, HI, IL, IN, KY, LA, MA, MD, MI, MN, MS, MT,
                                    NC, NE, NH, NJ, NV, NY, OH OK, OR, PA, TX, UT, VA, WI, WV, WY
---------------------------------------------------------------------------------------------------
Note 5   West Virginia Municipal    FL, KY, LA, MA, MD, MT, NC, NE, NH, NJ, NY, OH, OK, OR, PA, TX,
         Bond                       UT, VA, WV
---------------------------------------------------------------------------------------------------

                        EXHIBIT A-2 - InsightOne Program

Distributor is the principal underwriter and distributor for each of the following Funds that are subject to the Agreement:

One Group(R) Mutual Funds

                                                 State
            FUND                   Class A   Qualification *
            ----                   -------   ---------------

1.  Small Cap Growth                  X                 All
------------------------------------------------------------
2.  Small Cap Value                   X                 All
------------------------------------------------------------
3.  Mid Cap Growth                    X                 All
------------------------------------------------------------
4.  Mid Cap Value                     X                 All
------------------------------------------------------------
5.  Diversified Mid Cap               X                 All
------------------------------------------------------------
6.  Large Cap Growth                  X                 All
------------------------------------------------------------
7.  Large Cap Value                   X                 All
------------------------------------------------------------
8.  Equity Income                     X                 All
------------------------------------------------------------
9.  Diversified Equity                X                 All
------------------------------------------------------------
10. Balanced                          X                 All
------------------------------------------------------------
11. Equity Index                      X                 All
------------------------------------------------------------
12. Market Expansion Index            X                 All
------------------------------------------------------------
13. International Equity Index        X                 All
------------------------------------------------------------
14. Diversified International         X                 All
------------------------------------------------------------
15. Health Sciences                   X                 All
------------------------------------------------------------
16. Ultra Short-Term Bond             X                 All
------------------------------------------------------------
17. Short-Term Bond                   X                 All
------------------------------------------------------------
18. Intermediate Bond                 X                 All
------------------------------------------------------------
19. Bond                              X                 All
------------------------------------------------------------
20. Income Bond                       X                 All
------------------------------------------------------------
21. Government Bond                   X                 All
------------------------------------------------------------
22. Treasury & Agency                 X                 All
------------------------------------------------------------
23. High Yield Bond                   X                 All
------------------------------------------------------------
24. Short-Term Municipal Bond         X                 All
------------------------------------------------------------
25. Intermediate Tax-Free Bond        X                 All
------------------------------------------------------------
26. Tax-Free Bond                     X                 All
------------------------------------------------------------
27. Municipal Income                  X                 All
------------------------------------------------------------
28. Arizona Municipal Bond            X              Note 1
------------------------------------------------------------
29. Kentucky Municipal Bond           X              Note 2
------------------------------------------------------------
30. Louisiana Municipal Bond          X              Note 3
------------------------------------------------------------
31. Michigan Municipal Bond           X       All except DC
------------------------------------------------------------
32. Ohio Municipal Bond               X              Note 4
------------------------------------------------------------
33. West Virginia Municipal Bond      X              Note 5
------------------------------------------------------------
34. Investor Growth                   X                 All
------------------------------------------------------------
35. Investor Growth & Income          X                 All
------------------------------------------------------------
36. Investor Balanced                 X                 All
------------------------------------------------------------
37. Investor Conservative Growth      X                 All
------------------------------------------------------------
38. Technology                        X                 All
------------------------------------------------------------

* All = All 50 states plus Washington, D.C. and Puerto Rico

* State Qualification Notes

---------------------------------------------------------------------------------------------------
                                    Class A
---------------------------------------------------------------------------------------------------
Note 1   Arizona Municipal Bond     AZ, CA, CO, FL, IL, KY, LA, MA, MN, MT, NC, NE, NH, NJ, NM, NV,
                                    NY, OH, OK, OR, TX, UT, WI
---------------------------------------------------------------------------------------------------
Note 2   Kentucky Municipal Bond    AL, FL, GA, HI, IN, KY, LA, MA, MD, MO, MS, MT, NE, NH, NJ, NM,
                                    NY, OH, OK, OR, PA, TX, UT, WV, WY
---------------------------------------------------------------------------------------------------
Note 3   Louisiana Municipal Bond   AL, AR, AZ, CA, FL, GA, HI, IN, KY, LA, MA, MS, MT, NE, NH, NJ,
                                    NY, OH, OK, OR, PA, TN, TX, UT, VA, WV
---------------------------------------------------------------------------------------------------
Note 4   Ohio Municipal Bond        AL, CA, CO, FL, GA, HI, IL, IN, KY, LA, MA, MD, MI, MN, MS, MT,
                                    NC, NE, NH, NJ, NV, NY, OH OK, OR, PA, TX, UT, VA, WI, WV, WY
---------------------------------------------------------------------------------------------------
Note 5   West Virginia Municipal    FL, KY, LA, MA, MD, MT, NC, NE, NH, NJ, NY, OH, OK, OR, PA, TX,
         Bond                       UT, VA, WV
---------------------------------------------------------------------------------------------------

                                    EXHIBIT B

                           UNDERSTANDING REGARDING THE
              ACCURACY, COMPLETENESS AND CIRCUMSTANCES OF PROVIDING
                                WRITTEN MATERIALS

     UBS Financial Services Inc. and its affiliates ("UBS Financial Services") have a formal policy relating to all offering documents, sales literature, and marketing materials1 of outside mutual fund products made available through UBS Financial Services's Programs, including all such materials distributed or made available by you. All such materials must be provided in advance to the Non-Proprietary Mutual Funds Department for review and approval before use and must be up-to-date as of the time they are distributed or made available by you to UBS Financial Services personnel, including, but not limited to, UBS Financial Services's employees, agents and representatives. In addition, for all such materials that you distribute or make available to UBS Financial Services personnel, you represent, warrant and covenant now and for such materials in the future that:

     1. Public Materials: All materials intended for public dissemination which are distributed or made available by you to UBS Financial Services personnel have been submitted to and cleared by the United States Securities and Exchange Commission or the National Association of Securities Dealers, Inc., unless exempt from filing under NASD Rules, as appropriate for use by an NASD member, and comply with applicable laws, rules and regulations.

     2. "Internal Use Only" Materials: No material will be distributed or made available to UBS Financial Services personnel which is intended for "internal" or "broker use only", unless specifically approved in advance by UBS Financial Services. This limitation does not apply to materials ordered by UBS Financial Services personnel directly from the Funds' fulfillment center or downloaded from the Funds' website.

     3. Continuing Compliance: You acknowledge that the distribution to UBS Financial Services personnel of the above-referenced materials that are not in compliance with the above statements is strictly prohibited, and you acknowledge that UBS Financial Services is relying on you fulfilling your obligations and agreements hereunder. Further, you will take all reasonable actions to prevent the distribution to UBS Financial Services personnel of any such materials that are inconsistent with these representations.

----------
/1/Sales literature, marketing materials and "Internal Use Only" documents include, but are not limited to: broker-dealer kits; brochures; newsletters; advertisements; documents regarding sales promotions or contests; questions and answer sheets; scripts; speech outlines or other public presentations; prospecting or solicitation letters; slide presentations; audiotapes and videotapes; columns prepared for outside publications; reprints or excerpts from published materials; and any documents or materials adapted from the above materials.